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                                                                    EXHIBIT 21.1

             REVISED LIST OF SUBSIDIARIES OF MYRIAD GENETICS, INC.

         COMPANY NAME                   JURISDICTION OF INCORPORATION
         ------------                   -----------------------------
Myriad Genetic Laboratories, Inc.                  Delaware
(formerly known as Myriad Diagnostic
Services, Inc.)

Myriad Financial, Inc.                             Utah